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                            BANCO DE CREDITO DEL PERU



                                                  La Molina, 15 de Mayo del 2000

Senores
Doe Run Peru S.R.L.
Presente.-

At. Sr. Eric Peitz
      Tesorero

Estimados senores:

Por medio de la presente nos es grato informarles que nuestra institucion ha aprobado la ampliacion solicitada por ustedes de la linea de capital de trabajo que el Banco de Credito del Peru ("BCP") otorgo a Doe Run Peru S.R.L. ("DRP") mediante contrato de fecha 11 de junio de 1998 (el Contrato").

Accediendo a su solicitud, a continuacion indicamos los terminos y condiciones a los cuales se sujetara la mencionada ampliacion. Debemos resaltar que las condiciones economicas que se presentan se refieren exclusivamente al monto de la ampliacion, US$ 10 millones. Las condiciones del monto original de la linea, los primeros US$ 40 millones, permaneceran de acuerdo a lo pactado en el Contrato y las revisiones que este permite.

---------------------------------------------------------- -------------------------------------------------------
                                                           Hasta US 10 millones,  sujeta a las mismas condiciones
Monto de ampliacion:                                       de Monto Base minimo.
---------------------------------------------------------- -------------------------------------------------------
Plazo:                                                     El del contrato original.
---------------------------------------------------------- -------------------------------------------------------
                                                           Libor  +  2.5%,  sujeta  a  los  mismos  criterios  de
Tasa de interes:                                           revision que se indican en el Contrato.
--------------------------------------------------------- -------------------------------------------------------
Comision de compromiso:                                    0.625% anual sobre montos no utilizados.
---------------------------------------------------------- -------------------------------------------------------
Comision de cierre:                                        1% flat del monto de la ampliacion, pagadera a la firma
                                                           de los documentos legales requeridos para su
                                                           formalizacion.
---------------------------------------------------------- -------------------------------------------------------
Garantias:                                                 Extension de las garantias  originales hasta cubrir el
                                                           Monto de la ampliacion.
---------------------------------------------------------- -------------------------------------------------------

Asimismo, en la documentacion requerida para formalizar esta ampliacion se incluiran las siguientes obligaciones de DRP:

- Todos los contratos de venta de DRP, deberan contar con una clausula en la cual se estipule que los pagos deberan ser realizados en las cuentas recaudadoras del BCP; dejando expresa constancia que estas cuentas por cobrar han sido cedidas al BCP. Adicionalmente, dichas clausula debera comprender un compromiso irrevocable de ambas partes, senalando ademas que la modificacion de las instrucciones de pago, deberan ser aprobadas necesariamente por el BCP. En los casos que se requiera, se deberan firmar los respectivos adendums a los contratos en el mas breve plazo.

- Adicional a los estipulado en la Clausula Tercera del Contrato de afectacion de Cobranzas, DRP debera obligarse a que en sus facturas o cualquier otro documento de cobranza se senale que estas cuentas por cobrar han sido cedidas al BCP y que su pago solo es valido a traves de abono en la cuenta de pago existente en el BCP.

- Se debera sustituir la prenda minera sobre inventarios, por una prenda global y flotante sobre inventarios.

- DRP debera ceder a favor del BCP los contratos de cobertura de precios sobre los inventarios prendados; incorporando en el reporte mensual la posicion de dichas coberturas.

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-    Se asignara a Banco de Credito Overseas Ltd. La ultima porcion de la linea de credito (hasta US$ 20 millones). Los primeros US$ 30 millones se mantendran en el BCP.

Por otro lado, les informamos que nuestra institucion ha aprobado ademas la linea independiente para la emision de cartas fianzas y/o operaciones de factoring por hasta US$ 10 millones. Esta linea no es comprometida y esta sujeta a modificaciones y cancelaciones a opcion del BCP de acuerdo a las practicas comunes de mercado.

Sin otro particular por el momento quedamos a su disposicion para aclarar cualquier duda sobre el particular.

Atentamente,




Reynaldo Llosa                                                Diego Cavero
Gerente                                                       Sub Gerente Adj.

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          ENGLISH SUMMARY OF TERM SHEET TO AMPLIFY CREDIT LINE BY $10M


BANCO DE CREDITO DEL PERU

La Molina, 15 de Mayo del 2000

Subject: Line increase from $40 to $50M

Paragraph 1: BCP has approved the amplification of the credit line contemplated by the contract executed on 11 June 1998.

Paragraph 2: The terms and conditions pertaining only to the additional $10M (the original terms and conditions pertaining to the original $40M do not change).

         -        Additional amount          $10M
         -        Term                       Same as original contract
         -        Interest                   LIBOR plus 2.5%
         -        Commitment fee             .625% annual over unused amount
         -        Closing commission         1% flat on the $10M paid at signing
         -        Guarantees                 Extension of original guarantees

Paragraph 3: The documentation formalizing the agreement will include the following:

         - Sales contracts will stipulate that payments are to be remitted to BCP collection account and that the accounts receivable have been ceded to BCP. This clause must be understood to be an irrevocable commitment among both parties and that any modification to the payment instructions must be approved by BCP. In situations that apply, adendums to current contracts must be signed in the shortest possible time.
         - Also, Clause Three of the contract governing collections will require DRP to include in its invoices and or other collection documents a statement that its collections have been ceded to BCP and that the payment is valid only if made through the BCP collection account.
         - A global and floating lien over the inventory must be substituted for the current mineral lien.
         - DRP must cede to the favor of BCP its hedging contracts over the inventory pledged and incorporate in its monthly report the positions of those hedges.
         - Banco de Credito Overseas Ltd. will be assigned the last portion of the credit up to $20M. The first $30M of credit will be retained by BCP.

Paragraph 4: In addition, BCP has approved an independent line for the emission of cartas finanzas and or for factoring purposes up to $10M. This line is not committed and subject to modification and cancellation at the option of BCP in accordance with market conditions.